Exhibit 10.2

SECURED PROMISSORY NOTE

$621,775.01                                                                             September 30, 2009 (the “Issuance Date”)
 Omaha, Nebraska

FOR VALUE RECEIVED, the undersigned, Bond Laboratories, Inc., a Nevada corporation (“Parent”) and NDS Nutrition Products, Inc., a Florida corporation (hereinafter called the “Company”), promise, jointly and severally, to pay to the order of NDS Nutritional Products, Inc., a Nebraska corporation (hereinafter referred to as the “Holder”), the principal sum hereunder of Six Hundred Twenty-One Thousand Seven Hundred Seventy-Five Dollars and One Cent ($621,775.01).  This Note is being made by Parent and the Company pursuant to that certain Settlement Agreement, dated as of even date herewith (the “Settlement Agreement”), by and among the Company, Parent, the Holder, Cory Wiedel (“Wiedel”) and Ryan Zink (“Zink”).  Parent and the Company are each referred to herein as a “Co-Maker” and collectively as the “Co-Makers”.

1.           Basic Note Terms.

(a)           The Co-Makers and Holder acknowledge and agree that this Secured Promissory Note (this “Note”) supersedes and replaces in its entirety each of the following secured promissory notes originally executed by Parent in favor of Holder pursuant to the terms of that certain Asset Purchase Agreement, dated as of October 1, 2008, by and among Parent, Holder, Wiedel and Zink, as amended by that Amendment No. 1 to Asset Purchase Agreement, dated as of March 2, 2009, and that Amendment No. 2 to Asset Purchase Agreement, dated as of the date hereof (such Asset Purchase Agreement, as amended, the “Purchase Agreement”): (i) that certain Secured Promissory Note (Component Inventory), dated as of October 1, 2008 (the “Component Inventory Note”); (ii) that certain Secured Promissory Note (Fixed Assets), dated as of October 1, 2008 (the “Fixed Assets Note”); and (iii) that certain Secured Promissory Note (Installment), dated as of October 1, 2008 (the “Installment Note” and together with the Component Inventory Note and the Fixed Assets Note, the “Prior Notes”).

(b)           The outstanding principal amount of this Note shall bear simple interest at the rate of eight percent (8%) simple interest per annum from the Issuance Date; provided, however, that any principal amount not paid when due and, to the extent permitted by applicable law, any interest not paid when due, in each case whether at stated maturity or otherwise, shall bear interest at a rate that is 18% simple interest per annum until paid.  Subject to the Co-Makers’ pre-payment right, the Co-Makers shall commence payments under this Note on March 1, 2010, with each subsequent payment to be made on the same day of each successive month thereafter until this Note is paid in full.  Each monthly payment under this Note shall be in the aggregate amount of $25,000; provided, however, that (i) the Co-Makers shall make a payment of $50,000 on each of April 1, 2010 and May 1, 2010; (ii) the then-outstanding principal balance of this Note will be automatically reduced by either (A) $25,000 if the Co-Makers make one or more pre-payments (i.e., payments in addition to the regularly scheduled monthly payment) in the aggregate amount of $250,000 after December 31, 2009 but on or before June 30, 2010, or (B) $50,000 if the Co-Makers make one or more pre-payments (i.e., payments in addition to the regularly scheduled monthly payment) in the aggregate amount of $225,000 on or before December 31, 2009, in either case which reduction of the principal amount shall be deemed automatically effective as of the date of receipt of the applicable aggregate amount; and (iii) the entire then-outstanding principal balance of this Note and accrued and unpaid interest thereon (the “Outstanding Balance”) will be due and payable on December 31, 2010 (the “Maturity Date”) unless the Holder consents in writing to extension of the repayment period hereunder.  Both principal and interest due hereunder shall be payable in lawful money of the United States to such address that the Holder shall designate.  Payments on this Note shall be applied first to accrued, unpaid interest and thereafter to reduce the outstanding principal amount.  The Co-Makers shall have the right at any time to prepay the indebtedness evidenced by this Note in whole or in part without penalty or premium.

2.           Representations and Warranties of the Co-Makers.  The Co-Makers represent and warrant to the Holder, jointly and severally, as follows:

(a)           Organization and Authority of Company.  The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Florida and has all requisite corporate power and authority to enter into and deliver this Note and to perform its obligations hereunder and to consummate the transactions set forth herein.  All necessary corporate proceedings of the Company have been duly taken to authorize the execution, delivery, and performance of this Note by the Company.  This Note is the legal, valid, and binding obligation of the Company, and is enforceable as to the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(b)           Organization and Authority of Parent.  Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to enter into and deliver this Note and to perform its obligations hereunder and to consummate the transactions set forth herein.  All necessary corporate proceedings of Parent have been duly taken to authorize the execution, delivery, and performance of this Note by Parent.  This Note is the legal, valid, and binding obligation of Parent, and is enforceable as to Parent in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(c)           No Default.  Neither the Company nor Parent shall, as a result of entering into and delivering the Note, be in default under material contract, agreement or understanding (including any instrument constituting any indebtedness or under any guarantee of any indebtedness).

3.           Waivers

(a)           Co-Makers’ Waivers.  The Co-Makers and all other makers, sureties, guarantors and endorsers hereof hereby waive presentment, protest, demand, notice or dishonor, and all other notices, and all defenses and pleas on the grounds of any extension or extensions of the time of payments or the due dates of this Note, in whole or in part, before or after maturity, with or without notice.  No renewal or extension of this Note, no release or surrender of any collateral given as security for this Note, and no delay in enforcement of this Note or in exercising any right or power hereunder, shall affect the liability of the Co-Makers.

(b)           No Waiver by Note Holder.  No single or partial exercise by the Holder of any right hereunder, shall preclude any other or further exercise thereof or the exercise of any other rights.  No delay or omission on the part of the Holder in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note.

4.           Default

(a)           Events of Default.  The occurrence and continuance of any one or more of the following events (whether or not in the control of either Co-Maker) shall constitute an “Event of Default”:

(i)           Nonpayment.  The Co-Makers shall fail to make, on or before the due date, in the manner required, any payment of principal, interest or any other sums due under this Note and such failure continues unremedied for a period of five (5) business days;

(ii)           Bankruptcy.  The institution by or against either Co-Maker under any state insolvency laws, federal bankruptcy law, or similar debtor relief laws then in effect.

(iii)           Other Defaults; Cure Period.  The Co-Makers shall fail to: (A) observe or perform any of their material covenants contained in this Note (other than failure to make payments under this Note), which failure is not remedied within fifteen (15) business days of the Co-Maker’s receipt of notice of such failure; or (B) observe or perform any of their material covenants under that certain Security Agreement, dated as of October 1, 2008, as amended by that certain Amendment No. 1 to Security Agreement, dated as of even date herewith (the “Amended Security Agreement”), which failure is not remedied within the applicable cure period(s) set forth in the Amended Security Agreement.

(iv)           Representation or Warranty.  Any representation or warranty made by the Co-Makers herein or in the Amended Security Agreement shall prove to have been untrue in any material respect as of the time made; or

(v)           Insolvency.  Either Co-Maker shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or (i) either Co-Maker shall commence any voluntary bankruptcy proceeding, or (ii) their shall be commenced against either Co-Maker by another party any such case, proceeding or other action in bankruptcy which remains unstayed, undismissed or undischarged for a period of ninety (90) days.

(vi)           Delivery of Original Note.  Either Co-Maker shall fail to deliver a fully executed original signature page to this Note to the Holder’s legal counsel, Koley Jessen P.C., L.L.O., at the address set forth immediately below within three (3) business days of the Issuance Date.

Koley Jessen P.C., L.L.O.
One Pacific Place, Suite 800
1125 S. 103 Street
Omaha, NE  68124
Attention:  Joseph R. Hefflinger

(vii)           Indebtedness in Excess of $1,250,000.  The Co-Makers collectively having outstanding indebtedness at any time either (A) with U.S. Bank, N.A. (“Lender”) or any successor commercial lender, in the aggregate, in excess of $1,250,000 or (B) with more than one commercial lender.

(b)           Acceleration.  Upon an Event of Default of the type described in Sections 4(a)(i), (iii), (iv), (vi) or (vii), the Holder may declare the amount of the Note outstanding, plus accrued interest and all other amounts owed by the Co-Makers pursuant to this Agreement to be immediately due and payable to the Holder, and upon an Event of Default of the type described in Sections 4(a)(ii) or (v) there shall immediately be due and payable to the Holder the amount of the Note outstanding, plus accrued interest and all other amounts owed by the Co-Makers pursuant to this Agreement.  All amounts under this Section 4 are due and payable without presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Co-Makers.

(c)           Remedies Upon Event of Default.

(i)           General.  The Holder may proceed to protect and enforce its rights as holder of this Note, and may proceed to enforce the payment of all amounts due upon this Note, and such further amounts as shall be sufficient to cover the costs and expenses of collection (including, without limitation, reasonable counsel fees and disbursements and court costs), or to enforce any other legal or equitable right as holder of this Note.  In addition, the Holder shall have all rights under the Amended Security Agreement.

(ii)           Discounted Purchase of Inventory.  Subject to the terms and conditions of this Section 4(c)(ii), upon the occurrence and during the continuance of an Event of Default described in Sections 4(a)(i) (ii), (v) or (vii) above, Holder will be entitled to purchase inventory from the Company at 50% of the Company’s original cost basis.  Notwithstanding the foregoing, this right to purchase inventory at a discounted price shall become effective and remain in force only if and at such time that (and while) either (i) the Company’s and its affiliates’ obligations under debt facilities with its commercial lender (whether Lender or any successor commercial lender) are discharged in full (and provided that the exercise of this right to purchase discounted inventory will not cause the Company to be in default or breach of any agreements with its commercial lender, whether Lender or any successor commercial lender), or (ii) Lender consents in writing to such discounted purchase right (which consent Company shall be obligated to request upon an Event of Default described in Sections 4(a)(i) (ii), (v) or (vii) above and which consent Holder may request on behalf of Company if Company has not made such request within two (2) business day following an Event of Default).

(iii)           Remedies Cumulative.  No remedy conferred in this Note or the Amended Security Agreement upon the Holder is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or otherwise.

(iv)           Remedies Not Waived.  No course of dealing between the Co-Makers and the Holder, and no delay or failure in exercising any rights hereunder or under the Amended Security Agreement, shall operate as a waiver of any of the rights of the Holder.

(d)           Default Termination.  Upon an Event of Default and except as set forth below in this Section 4(d), the following restrictions on the Holder, Wiedel and Zink under the Seller Non-Competition Agreement (as defined in the Purchase Agreement), the Wiedel Non-Competition Agreement (as defined in the Purchase Agreement), the Zink Non-Competition Agreement (as defined in the Purchase Agreement) and the Zink Employment Agreement (as defined in the Purchase Agreement), each as modified by the Zink Agreement (as defined in the Purchase Agreement), shall immediately terminate forever and be of no further force and effect, (said termination referred to herein as the “Default Termination”):

(i) The restrictions on the Holder set forth in Sections 2 of the Seller Non-Competition Agreement  (to the extent restricting the Holder’s use of the confidential information and trade secrets of the Holder that were transferred to the Parent pursuant to the Purchase Agreement), and the restrictions on the Holder set forth in Sections 1(a), 1(b) and 1(c) of the Seller Non-Competition Agreement;

(ii) The restrictions on Wiedel set forth in Sections 2 of the Wiedel Non-Competition Agreement  (to the extent restricting Wiedel’s use of the confidential information and trade secrets of the Holder that were transferred to the Parent pursuant to the Purchase Agreement), and the restrictions on Wiedel set forth in Sections 1(a), 1(b) and 1(c) of the Wiedel Non-Competition Agreement;

(iii)  The restrictions on Zink set forth in Sections 2 of the Zink Non-Competition Agreement  (to the extent restricting Zink’s use of the confidential information and trade secrets of the Holder that were transferred to the Parent pursuant to the Purchase Agreement), and the restrictions on Zink set forth in Sections 1(a), 1(b) and 1(c) of the Zink Non-Competition Agreement; and

(iv)  The restrictions on Zink set forth in Sections 5.1 (solely to the extent restricting Zink’s use of the confidential information and trade secrets of Holder that were transferred to the Parent pursuant to the Purchase Agreement) 5.2 and 6 of the Zink Employment Agreement.  For purposes of Sections 2.1 and 2.2 of the Zink Employment Agreement, Parent and Company each acknowledge and agree that any payments made to Holder pursuant to this Note shall not constitute “compensation or any other consideration” to Zink.

Notwithstanding the foregoing, no Default Termination shall occur after the later of (i) the date upon which twenty percent (20%) or less of the total aggregate principal amount owed to Holder pursuant to this Note remains outstanding (the “Substantial Payment Date”), or (ii) such date after the Substantial Payment Date that one hundred percent (100%) of the Remaining Earn-Out Amount (as defined in the Purchase Agreement) has been paid by Co-Makers to Holder.

5.           Offset. Notwithstanding anything to the contrary contained herein, the Holder acknowledges and agrees that the Co-Makers shall be entitled to offset any amounts payable to the Holder hereunder in accordance with the terms and provisions of Section 9.5(d) of the Purchase Agreement.

6.           Security.  This Note is secured by the Amended Security Agreement.

7.           Transferability.  This Note and all rights hereunder are transferable by the Holder, in whole or in part without charge to the Holder with a properly executed assignment at the principal office of the Company.

8.           Miscellaneous

(a)           Unenforceable Provision.  If any provision of this Note shall be deemed unenforceable under applicable law, such provision shall be ineffective, but only to the extent of such unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Note.

(b)           Successors and Assigns.  This Note shall be binding upon the successors and assigns of the Co-Makers and shall inure to the benefit of the Holder and its successors and assigns.  Neither Co-Maker may assign its obligations under this Note without the prior written consent of the Holder.

(c)           Amendment.  This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of the Co-Makers, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

(d)           Replacement Note.  Upon receipt by the Co-Makers of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note, and (in case of loss, theft or destruction) of indemnity reasonably satisfactory to it, and upon reimbursement to the Co-Makers of all reasonable expenses incidental thereto, and upon surrender and cancellation of any Note, if mutilated, the Co-Makers will make and deliver a new Note of like tenor in the principal amount of this Note then outstanding in lieu of such Note.  Any Note so made and delivered shall be dated as of the date to which interest shall have been paid on the Note lost, stolen, destroyed or mutilated.

(e)           Notices.   Any notice required or desired to be served, given or delivered hereunder shall be in writing and shall be deemed to have been validly served, given or delivered upon the earlier of:  (a) personal delivery, (b) in the case of facsimile or other electronic telecommunications transmission, upon receipt (receipt of transmission confirmed), or (c) in the case of notice by FedEx or other reputable overnight courier service, upon receipt, addressed in each case to a party to at such address as such party may designate by written notice to the other party.

(f)           Governing Law; Jurisdiction; Attorney’s Fees.  This Note shall be governed by and construed in accordance with the laws of the State of Nebraska without reference to choice of law provisions which would require the application of the laws of another jurisdiction.  The Holder and the Co-Makers agree that the sole venue for any action, suit, arbitration or other proceeding arising out of or related to this Note shall be the state or federal courts located in Douglas County, Nebraska.  Each party hereby irrevocably consents and submits to the personal jurisdiction of and venue in the state and federal courts sitting in Douglas County, Nebraska in any legal action, equitable suit or other proceeding arising out of or related to this Note or any document referenced in this Note.  In the event of any action or proceeding arising out of or related to this Note, the prevailing party in such action or proceeding shall be entitled to receive an award of all costs and expenses of such action or proceeding, including attorneys fees and costs, and all other expenses in connection therewith, in addition to any other award or remedy provided in such action or proceeding.

(g)           WAIVER OF JURY TRIAL.  THE HOLDER AND THE CO-MAKERS HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE, AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION THEREWITH.

IN WITNESS WHEREOF, each Co-Maker has executed and delivered this Secured Promissory Note as of the date and year first written above.

BOND LABORATORIES, INC., a Nevada corporation, Co-Maker

By:  _________________
Name: John S. Wilson
Title: CEO

NDS NUTRITION PRODUCTS, INC., a Florida corporation, Co-Maker

By:  _________________
Name: John S. Wilson
Title: CEO

Acknowledged and Agreed:

NDS NUTRITIONAL PRODUCTS, INC.,
a Nebraska corporation, Holder

By: _______________________________
       Cory J. Wiedel, CEO